UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
MONEYGRAM INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11 and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

2828 N. Harwood St., 15th Floor
Dallas, Texas 75201

May 5, 2011

Dear MoneyGram Stockholders:

In April 2011, we mailed you proxy materials, including a Notice of Special Meeting of Stockholders and an accompanying proxy statement, for a special meeting of stockholders (the “Special Meeting”) of MoneyGram International, Inc. The Special Meeting is to be held at the Dallas/Plano Marriott at Legacy Town Center, 7120 Dallas Parkway, Plano, Texas on Wednesday, May 18, 2011 at 8:00 a.m. Central Daylight Time to act upon the proposals set forth in the proxy statement.

The enclosed supplement to the proxy statement is provided to you to amend and supplement certain information presented in the proxy statement and to provide additional information with respect to the proposals to be voted on at the Special Meeting. You should read the proxy statement and the supplement together.

As described in the supplement, MoneyGram has entered into an amendment to the Recapitalization Agreement to modify the stockholder vote required for approval of the recapitalization to now require the affirmative vote of a majority of all of our outstanding shares of common stock (not including shares of stock held by affiliates and co-investors of Thomas H. Lee Partners, L.P., affiliates of Goldman, Sachs & Co., or our executive officers and directors) rather than the majority of those shares that are present in person or by proxy at the Special Meeting. MoneyGram believes that the change in the required stockholder vote is in the best interests of MoneyGram and its stockholders and will encourage a broader base of our common stockholders to approve the recapitalization.

Notwithstanding the amendment to the Recapitalization Agreement, the supplement does not change the proposals to be acted upon at the Special Meeting. The supplement is intended to describe the amendment to the Recapitalization Agreement and to enhance your understanding of the proposals and the circumstances surrounding their approval by the Board of Directors. The Board of Directors continues to recommend that you vote “FOR” the approval and adoption of each of the proposals at the Special Meeting. We are pleased to report that ISS Proxy Advisory Services and Glass Lewis & Co., independent proxy advisory firms, are recommending that their clients vote “FOR” the approval and adoption of each of the proposals at the Special Meeting.

As a stockholder, your vote is important and the Board of Directors strongly encourages you to exercise your right to vote whether or not you plan to attend the Special Meeting in person and regardless of the number of shares of stock that you own. If you have not already done so, please follow the voting instructions contained in the proxy materials to vote by telephone, electronically via the Internet or by signing, dating and returning the proxy card. If you plan to attend the Special Meeting, you may vote in person. If you have already submitted your proxy, the supplement and enclosed proxy materials do not require that you do so again.

Thank you for your interest in MoneyGram.

Sincerely,

Pamela H. Patsley
Chairman and Chief Executive Officer

2828 N. Harwood St., 15th Floor
Dallas, Texas 75201

SUPPLEMENT TO PROXY STATEMENT FOR
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 18, 2011

This is a supplement to the proxy statement of MoneyGram International, Inc., a Delaware corporation (“MoneyGram,” the “Company,” “we,” “our” or “us”), dated April 12, 2011 (the “Proxy Statement”), that was mailed to stockholders of MoneyGram with a Notice of Special Meeting on or about April 18, 2011 in connection with the solicitation of proxies by our Board of Directors for use at a Special Meeting of Stockholders (the “Special Meeting”) to be held at the Dallas/Plano Marriott at Legacy Town Center, 7120 Dallas Parkway, Plano, Texas on Wednesday, May 18, 2011 at 8:00 a.m. Central Daylight Time, for the purposes set forth in the Proxy Statement.

This Supplement (herein so called) is being provided to you to amend and supplement certain information presented in the Proxy Statement and to provide you with additional information with respect to the Proposals to be voted on at the Special Meeting. Terms used but not otherwise defined in this Supplement have the meanings assigned to them in the Proxy Statement. You should read the Proxy Statement and this Supplement together. To the extent that the information in this Supplement is inconsistent with the information in the Proxy Statement, information in this Supplement supersedes the information in the Proxy Statement. This Supplement is first being mailed to stockholders on or about May 6, 2011.

On May 4, 2011, the Company and the Investors entered into an amendment to the Recapitalization Agreement (the “Amendment”) to (i) modify the stockholder vote required for approval of Proposal One to require the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) rather than the majority of such shares present in person or by proxy at the Special Meeting and (ii) provide that the closing condition with respect to the receipt of the requisite stockholder approvals may not be waived or amended by the Company or any Investor. A copy of the Amendment is attached to this Supplement as Appendix A.

Notwithstanding the Amendment, this Supplement does not change the Proposals to be acted upon at the Special Meeting, which are described in the Proxy Statement. The Board of Directors recommends that you vote “FOR” the approval and adoption of each of the Proposals.

As a stockholder, your vote is important. The previously provided proxy materials include instructions for voting (including electronically via the Internet). Stockholders may attend the Special Meeting in person, however, you do not need to attend in person to vote. To assure your representation at the Special Meeting, and if you have not already done so, please follow the voting instructions contained in the proxy materials to vote by telephone, electronically via the Internet or by signing, dating and returning the proxy card. For your convenience, a proxy card and a return envelope have been included with this Supplement. The giving of such proxy will not affect your right to vote in person, should you later decide to attend the Special Meeting. Please note, however, that if you hold your shares through a broker, bank or nominee and have instructed your broker, bank or nominee how to vote your shares, you must follow directions received from the broker, banker or nominee in order to change your vote or to vote at the Special Meeting.

If you have already submitted your proxy, this Supplement does not require that you do so again. Moreover, your proxy, whether previously given or given in response to this Supplement, may be revoked at any time before it is exercised by (i) giving written notice to our Corporate Secretary specifying such revocation, (ii) giving a later-dated proxy by telephone or via the Internet or by timely delivery of a valid, later-dated proxy by mail, or (iii) voting by ballot at the Special Meeting. Your attendance at the Special Meeting in itself will not automatically revoke a previously submitted proxy.

The Proxy Statement is amended and supplemented by the following disclosures (new text is underlined, and deleted text is stricken through):

1. The disclosure under “QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING” on page 3 of the Proxy Statement is revised as follows:

Q:	How many votes must be present to hold the Special Meeting?

A:  The presence in person or representation by proxy of the holders of a majority of the voting power of all classes of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is necessary to constitute a quorum for the matters to be voted upon. Abstentions occur when stockholders are present at the Special Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Special Meeting and will have the same effect as a vote “Against” a Proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a non-discretionary proposal because the nominee has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), each of the Proposals is a non-discretionary proposal. Accordingly, shares held by beneficial owners who do not provide voting instructions to their nominee with respect to a Proposal will not be voted with respect to that Proposal and a broker “non-vote” will occur with respect to those shares. Shares subject to broker “non-votes” ~~will not be counted as votes for or against, and~~ will not be included in calculating the number of votes necessary for approval of~~,~~ a Proposal at the Special Meeting and will have the same effect as a vote against a Proposal. In addition, if no voting instructions are given by a beneficial owner to its nominee for any Proposals, such shares will not be considered present at the Special Meeting for purposes of determining the existence of a quorum.

Q:	What vote of our stockholders is required to approve each of the Proposals?

A:  Approval of Proposal Number One requires (i) the affirmative vote of a majority of the voting power of the outstanding shares of the Common Stock and Series B Preferred Stock (voting on an as-converted basis), voting together as a single class, present in person or by proxy at the Special Meeting, and (ii) the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company), ~~present in person or by proxy at the Special Meeting~~.

The affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) ~~present in person or by proxy at the Special Meeting~~ is not required by the rules of the NYSE, Delaware law, the Certificates of Designation, or the Certificate of Incorporation in order to effect Proposal Number One. The Special Committee believed that such an additional voting requirement would further protect the interests of the holders of Common Stock other than the Investors and thus negotiated the Recapitalization Agreement accordingly. Because of such additional voting requirement, non-Investor holders of the Common Stock will exercise the dispositive vote over Proposal Number One.

As discussed below, in addition to the requirements set forth in the Recapitalization Agreement, the NYSE rules require that the issuance of the shares of Common Stock described in clause (ii) of Proposal Number One be subject to stockholder approval.

Approval of Proposal Number Two requires the affirmative vote of the majority of the voting power of the outstanding shares of Common Stock and Series B Preferred Stock (voting on an as-converted basis), voting together as a single class. Pursuant to the terms of the Recapitalization Agreement, the THL Investors have agreed to vote all of their shares of Series B Preferred Stock for the Proposals outlined above. Such shares represent 100% of the outstanding shares of Series B Preferred Stock. Proposal Number Two will thus be approved, since the Series B Preferred Stock constitutes more than a majority of the voting power of the outstanding shares entitled to vote as a single class on Proposal Number Two. Proposal Number Two is being presented as a separate proposal from Proposal Number One because a vote on the amendment to the Certificate of Incorporation is statutorily required under Delaware law.
However, Proposal Number Two is conditioned upon stockholder approval of Proposal Number One.

2. The disclosure under “Quorum, Absentions, Non-Votes and Vote Required” on pages 6-8 of the Proxy Statement is revised as follows:

Quorum, Abstentions, Non-Votes and Vote Required

The presence in person or representation by proxy of the holders of a majority of the voting power of all classes of the then-outstanding shares of capital stock of the Company entitled to vote generally in the election of directors is necessary to constitute a quorum for the matters to be voted upon. Abstentions occur when stockholders are present at the Special Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will be counted as present or represented for purposes of determining the presence or absence of a quorum for the Special Meeting and will have the same effect as a vote “Against” a Proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner votes does not vote on a non-discretionary proposal because the nominee has not received instructions from the beneficial owner. Under the rules of the NYSE, each of the Proposals is a non-discretionary proposal. Accordingly, shares held by beneficial owners who do not provide voting instructions to their nominee with respect to a Proposal will not be voted with respect to that Proposal and a broker “non-vote” will occur with respect to those shares. Shares subject to broker “non-votes” ~~will not be counted as votes for or against, and~~ will not be included in calculating the number of votes necessary for approval of~~,~~ a Proposal at the Special Meeting and will have the same effect as a vote against a Proposal. In addition, if no voting instructions are given by a beneficial owner to its nominee for any Proposals, such shares will not be considered present at the Special Meeting for purposes of determining the existence of a quorum.

Approval of Proposal Number One requires (i) the affirmative vote of a majority of the voting power of the outstanding shares of the Common Stock and Series B Preferred Stock (voting on an as-converted basis), voting together as a single class, present in person or by proxy at the Special Meeting, and (ii) the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company)~~, present in person or by proxy at the Special Meeting~~.

The affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) ~~present in person or by proxy at the Special Meeting~~ is not required by the rules of the NYSE, Delaware law, the Certificates of Designation, or the Certificate of Incorporation in order to effect Proposal Number One. The Special Committee believed that such an additional voting requirement would further protect the interests of the holders of Common Stock other than the Investors and thus negotiated the Recapitalization Agreement accordingly.

~~Because~~Although the approval of the Recapitalization Agreement by a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) ~~present in person or by proxy at the Special Meeting~~ is not required by the rules of the NYSE, Delaware law, the Certificates of Designation, or the Certificate of Incorporation, the Company believes that the approval of the Recapitalization Agreement will have certain effects under Delaware law. ~~If any~~ In any litigation commenced by a holder of Common Stock, including the litigation described under “Stockholder Litigation,” ~~commences litigation~~ against the Company or its directors challenging the fairness of the transactions contemplated by the Recapitalization Agreement to the holders of Common Stock or alleging any deficiency or breach of fiduciary duty in the process of developing the terms of these transactions or in the consideration or approval of these transactions by the Board of Directors or the Special Committee, the Company believes that approval of the Recapitalization Agreement by the holders of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) would be evidence in any such litigation of the fairness of the transactions contemplated by such agreement. In addition, the Company believes that approval of such agreement by the holders of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) would be a factor under Delaware law in invoking a standard of judicial review or burden of proof that is more favorable to the Company and its directors than the standard of judicial review or burden of proof that might otherwise apply in the absence of such approval. The Company believes that approval of the Recapitalization Agreement by a majority of the outstanding shares of Common Stock ~~present and voting at the Special Meeting~~ (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company), which approval requirement may not be waived or amended by the Company or any Investor, could operate to extinguish some or all of the claims relating to the Recapitalization Agreement in any litigation arising out of the Recapitalization Agreement.

Additionally, because our Common Stock is listed on the NYSE, we are subject to NYSE rules and regulations. Section 312.03 of the NYSE Listed Company Manual requires stockholder approval, unless an exemption is available, prior to any issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions to a director, officer or substantial security holder (a “Related Party”), or a subsidiary, affiliate or closely-related person of a Related Party, if the number of shares to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds 1% of the number of shares of common stock or of the voting power outstanding prior to such issuance (the “1% Limit”). Section 312.03 also requires stockholder approval prior to any issuance or sale of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of transactions if the common stock issued or issuable exceeds 20% of the number of shares of common stock or of the voting power outstanding prior to such issuance (the “20% Limit”). The shares of Additional Common Stock (as defined below) issued to the THL Investors and the shares of Common Stock issuable upon conversion, in certain circumstances by holders other than the GS Investors or their affiliates, of the shares of Additional Series D Preferred Stock (as defined below) issued to the GS Investors would exceed both the 1% Limit and the 20% Limit. As a result, we are seeking stockholder approval of these stock issuances as part of Proposal Number One.

Approval of Proposal Number Two requires the affirmative vote of the majority of the voting power of the outstanding shares of Common Stock and Series B Preferred Stock, voting together as a single class.

Pursuant to the terms of the Recapitalization Agreement, the THL Investors have agreed to vote all of their shares of Series B Preferred Stock for the Proposals. Such shares represent 100% of the outstanding shares of Series B Preferred Stock. Proposal Number Two will thus be approved, since the Series B Preferred Stock constitutes more than a majority of the voting power of the shares entitled to vote as a single class on Proposal Number Two. However, Proposal Number Two is conditioned upon stockholder approval of Proposal Number One.

The persons named as proxies, Pamela H. Patsley and Timothy C. Everett, were authorized by the Board of Directors and are officers of MoneyGram.

3. The disclosure under “Background” on pages 9-16 of the Proxy Statement is revised as follows:

Background

In March 2008, we completed a recapitalization pursuant to the terms of an amended and restated purchase agreement (the “Purchase Agreement”), dated as of March 17, 2008, with certain of the Investors. Pursuant to the Purchase Agreement, among other things, we received an infusion of $1.5 billion of gross equity and debt capital. The equity component of the recapitalization consisted of the sale to certain of the Investors in a private placement of 760,000 shares of Series B and Series B-1 Preferred Stock for an aggregate purchase price of $760.0 million. The Company also issued 7,500 shares of Series B-1 Preferred Stock to The Goldman Sachs Group, Inc., as directed by Goldman, Sachs & Co. for its investment banking advisory fee. The issuance of the Series B and the Series B-1 Preferred Stock gave the Investors a combined initial equity interest of approximately 79 percent.

As part of the 2008 recapitalization, the Company’s wholly owned subsidiary, MoneyGram Payment Systems Worldwide, Inc. (“Worldwide”), sold to certain of the GS Investors (or affiliates thereof) (the “GS Note Holders”) $500.0 million of its 13.25% Senior Secured Second Lien Notes due 2018 (the “Notes”) issued pursuant to that certain Indenture (as amended and supplemented, the “Indenture”) dated as of March 25, 2008 among Worldwide, the guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee and collateral agent (the “Trustee”). The Company also entered into a senior secured amended and restated credit agreement with JP Morgan

Chase Bank, N.A. as agent for a group of lenders, bringing the total facility to $600.0 million (the “Existing Senior Credit Facility”). The Existing Senior Credit Facility included $350.0 million in two term loan tranches and a $250.0 million revolving credit facility.

We have been informed by the Goldman Sachs Group, Inc. (“Goldman”) that the Company is deemed a controlled subsidiary of a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”), as a result of Goldman’s status as a bank holding company and its affiliates’ equity interest in the Company. Affiliates of Goldman beneficially own all of the Series B-1 Preferred Stock and may convert such Series B-1 Preferred Stock into non-voting Series D Preferred Stock. Although the Series D Preferred Stock is not convertible into Common Stock while beneficially owned by affiliates of Goldman prior to the amendment of the terms of the Series D Preferred Stock as described below under “Proposed Amendment to Series D Certificate of Designations,” the Series D Preferred Stock may be sold or transferred in any manner to a third party who may then convert the Series D Preferred Stock into Common Stock. Affiliates of Goldman also hold the Notes issued as part of the 2008 recapitalization described above. As a result of these investments, Goldman has informed us that the Company may be considered a controlled non-bank subsidiary of Goldman for U.S. bank regulatory purposes. Companies that are deemed to be subsidiaries of a bank holding company are subject to the BHCA, and are thus subject to reporting requirements of, and examination and supervision by, the Board of Governors of the Federal Reserve System (the “Federal Reserve”).

Bank holding companies may engage in the business of banking, or activities that are so closely related to banking, or managing or controlling banks, as to be a proper incident thereto. Bank holding companies that are well-capitalized, well-managed and meet certain other conditions, may also become “financial holding companies.” Financial holding companies, together with their subsidiaries, are supervised and examined by, and subject to periodic reporting to, the Federal Reserve under the BHCA. The Federal Reserve has approved Goldman as a financial holding company, and Goldman may engage in additional activities that are financial in nature or incidental or complementary to financial activities as long as it meets these qualifications, and such activities do not pose a substantial risk to the safety or soundness of depository institutions or the financial system generally. The Company believes its current businesses are permissible activities for subsidiaries of financial holding companies and does not expect the limitations on the nonbank activities of financial holding companies to limit its current business activities. It is possible, however, that these restrictions might limit the Company’s ability to enter other businesses in which it may wish to engage in the future. In addition, the new Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) increases the regulation and supervision of large bank and financial holding companies, such as Goldman, and their subsidiaries, which may adversely affect the Company, especially as a deemed subsidiary of Goldman.

In light of improvements in the capital markets and in the Company’s financial condition and results of operations subsequent to the 2008 recapitalization, the Board of Directors concluded in the Spring of 2010 that it would be desirable to pursue possible transactions to both simplify and enhance the capital structure of the Company and to resolve uncertainties associated with the Company’s potential status as a controlled subsidiary for purposes of the BHCA (with the latter objective potentially being achieved through the divestiture by affiliates of Goldman of a portion of their investments in the Company to the Company or to one or more third parties). The Board of Directors recognized that this initiative could result in one or more transactions between the Company and the THL Investors, who collectively possess a majority of the voting power associated with the Company’s outstanding capital stock, and that certain members of the Board of Directors (including the four members affiliated with the THL Investors) might have conflicts of interests in relation to such transactions. Accordingly, on May 26, 2010, the Board of Directors established a special committee of directors (the “Special Committee”) consisting of W. Bruce Turner, J. Coley Clark, Victor W. Dahir and Ann Mather, each of whom was determined by the Board of Directors to be independent and disinterested, ~~to~~and delegated to the Special Committee the power and authority to review, evaluate, negotiate and determine the advisability of a recapitalization of the Company, and make a recommendation to the full Board of Directors to approve or disapprove a recapitalization of the Company. The authority delegated to the Special Committee by the Board of Directors included the authority to retain its own legal and financial advisors, to obtain information and assistance from the Company’s officers, employees and agents, and to take all such other actions that the Special Committee may deem appropriate to fulfill its responsibilities with respect to a potential recapitalization of the Company.

On May 28, 2010 and June 1, 2010, the Special Committee interviewed two nationally recognized law firms to potentially serve as independent counsel ~~to the Special Committee.~~. In making its selection, the Special Committee took into consideration Jones Day’s representations of affiliates of Goldman Sachs in matters unrelated to the Company and discussed the significance of those representations with representatives of Jones Day. Thereafter, the Special Committee ~~selected~~made its decision to retain Jones Day ~~(“Jones Day”)~~ as its counsel based on, among other considerations, the firm’s reputation and experience and the ~~absence of~~Special Committee’s conclusion that there were no conflicts or relationships that might reasonably be expected to impair Jones Day’s objectivity or effectiveness as counsel to the Special Committee.

On June 8, 2010, the Special Committee held a telephonic organizational meeting at which representatives of Jones Day were present. At the meeting, the Special Committee members confirmed that none of them had a financial or other interest in a possible recapitalization of the Company or other action that may be taken by the Company in relation to its capital structure that differs from the interests of the Company or the holders of Common Stock generally, and that each member of the Special Committee was able to exercise his or her judgment in relation to a possible recapitalization of the Company based solely on the merits of such a recapitalization. The representatives of Jones Day reviewed with the Special Committee the scope of the power and authority that the Board of Directors had delegated to it, advised the Special Committee that the Special Committee’s conduct should be guided at all times by its fiduciary duties, and described to the Special Committee its duties of care and loyalty, including the requirements that the Special Committee act on an informed basis, in a careful and deliberate manner, and with the honest belief that the Special Committee’s actions are in the best interests of the Company and its stockholders.

Between June 9, 2010 and June 14, 2010, the Special Committee interviewed four nationally recognized investment banking firms to potentially serve as independent financial advisor to the Special Committee. Factors that the Special Committee considered in relation to each potential financial advisor included: overall quality and reputation; regulatory expertise; familiarity with the payment services industry; familiarity with the Company; potential conflicts of interest; and the amount and structure of proposed advisory fees.

On June 17, 2010, the Special Committee held a telephonic meeting at which representatives of Jones Day were present and determined that it would seek to engage JP Morgan Securities LLC (“JP Morgan”) to serve as the Special Committee’s financial advisor. In making its selection, the Special Committee took into consideration that JP Morgan and its affiliates have in the past provided commercial banking and investment banking services for the Company, the THL Investors and their respective affiliates, including JP Morgan’s role as the Company’s financial advisor in the 2008 recapitalization. The Special Committee also considered that an affiliate of JP Morgan is a lender under the Company’s existing credit facility and would likely provide additional debt financing to the Company and its subsidiaries, including in connection with a possible recapitalization of the Company. While the Special Committee understood that JP Morgan and its affiliates had received substantial compensation from the Company and other potential parties to a possible recapitalization of the Company in respect of such services, the Special Committee received assurances from representatives of JP Morgan that its relationships with the Company and such other parties would not impair the ability of JP Morgan to render objective advice and provide effective assistance to the Special Committee. After considering these matters and the factors identified above, the Special Committee concluded that JP Morgan’s historical and potential prospective relationships would not adversely affect the ability of JP Morgan to serve as the financial advisor to the Special Committee and that, on balance, it would be desirable to engage JP Morgan to serve as the Special Committee’s financial adviser.

On June 21, 2010, following the engagement of JP Morgan as its independent financial advisor, the Special Committee held a meeting at which representatives of management of the Company, Jones Day, JP Morgan and Vinson & Elkins L.L.P. (“V&E”), counsel to the Company, were present. The primary purpose of this meeting was for the Special Committee and its advisors to obtain relevant information and management’s insights and perspectives with respect to the Company’s existing capital structure, issues presented by the Company’s existing capital structure, possible enhancements to the Company’s existing capital structure, and various related matters.

On July 6, 2010, the Special Committee held a telephonic meeting at which representatives of Jones Day were present to review and discuss a proposed work plan that had been prepared by JP Morgan and Jones Day and to receive an update regarding discussions that had occurred between representatives of Goldman and the Federal Reserve regarding potential actions that the GS Investors might take to cause the Company not to be subject to the BHCA. At the meeting, the Special Committee discussed various components of a possible recapitalization of the Company, and the degree, if any, to which each such component might involve conflicts of interest between the Company and the Investors. Also at the meeting, the Special Committee authorized Mr. Turner, as the Chair of the Special Committee, to take administrative and other actions on behalf of the Special Committee in order to facilitate and achieve progress with respect to the various matters identified in the proposed work plan, subject to the Special Committee’s oversight and retention of authority to determine whether any recapitalization is fair to and in the best interest of the Company and its stockholders and to make a recommendation to the full Board of Directors whether to approve or disapprove any recapitalization.

On August 3, 2010, the Special Committee held a telephonic meeting at which representatives of Jones Day and JP Morgan were present. At the meeting, representatives of JP Morgan made a presentation regarding its preliminary valuation of the Series B Preferred Stock and Series B-1 Preferred Stock (collectively, the “Preferred Stock”), the Common Stock, and the Notes, as well as various recapitalization alternatives potentially available to the Company, including full and partial conversions of Preferred Stock and refinancing of the Notes. Based upon this presentation, the Special Committee concluded that: the Company has a sub-optimal capital structure; the Preferred Stock creates a significant overhang on the value of the Common Stock; an optimal capital structure should result in a lower cost of capital to the Company and higher Common Stock values; and a conversion or redemption of some or all of Preferred Stock should enhance the value of the Common Stock. The Special Committee discussed the pros and cons associated with various alternatives and concluded to continue to assess relevant considerations and monitor relevant developments, including developments in the discussions between Goldman and the Federal Reserve regarding ~~BHCA issues~~potential actions that the GS Investors might take to cause the Company not to be subject to the BHCA.

On August 25, 2010, the Special Committee held a telephonic meeting at which Company management and representatives of Jones Day, JP Morgan and V&E were present. The primary purposes of the meeting were for the Special Committee to (1) receive an update from management of the Company with respect to certain recent developments, (2) receive a presentation from management of the Company with respect to its analyses relating to a possible negotiated conversion of all or a portion of the Preferred Stock (a “Potential Recapitalization”) and certain related matters, (3) receive a presentation from JP Morgan with respect to a Potential Recapitalization and certain related matters, and (4) consider potential next steps with respect to the Special Committee’s consideration and exploration of potential alternatives in relation to the Company’s capital structure. At the meeting, management described a number of potential benefits that could result from a Potential Recapitalization. Following management’s excusal from the meeting, the representatives of JP Morgan presented to the Special Committee JP Morgan’s analyses regarding the impact that a Potential Recapitalization could have in relation to the Common Stock and JP Morgan’s views regarding potential negotiation strategies that might be employed in connection with a Potential Recapitalization. Following discussion, the Special Committee concluded that it would be appropriate to defer any decisions with respect to potential negotiations with the GS Investors and/or the THL Investors pending the Special Committee’s receipt of additional information and potential regulatory developments.

On September 14, 2010, the Special Committee held a telephonic meeting at which representatives of Jones Day and JP Morgan were present. The primary purposes of the meeting were to (1) receive and consider further financial analyses performed by JP Morgan and (2) consider potential next steps with respect to the Special Committee’s exploration and consideration of potential alternatives in relation to the Company’s capital structure. The representatives of Jones Day reported that there had been no significant developments with respect to Goldman’s discussions with the Federal Reserve. The representatives of JP Morgan discussed various factors that could affect the timing and terms of a potential recapitalization of the Company. Among other matters, the Special Committee noted that the GS Investors and the THL Investors had no inherent incentive to convert their respective holdings of Preferred Stock, and that it would be necessary to present a compelling rationale and provide adequate consideration for any such conversion in light of the economic and other rights associated with the Preferred Stock. Following discussion, the Special Committee determined to defer any decision with respect to potential discussions with the GS Investors and/or the THL Investors until the following week.

On September 21, 2010, the day preceding a regularly scheduled quarterly meeting of the Board of Directors, the members of the Special Committee met informally among themselves and discussed and confirmed their collective view that an enhancement of the capital structure of the Company, including through the reduction or elimination of the Preferred Stock, would be in the best interests of the holders of the Common Stock, provided that such an enhancement could be achieved on appropriate economic terms. The members of the Special Committee also discussed various considerations affecting the advisability of engaging in discussions with the GS Investors and/or the THL Investors at that time, including, among others: the GS Investors’ prior indications that the receipt of guidance from the Federal Reserve would be a precondition to any transactions involving their investments in the Company; the absence of an inherent incentive for either the GS Investors or the THL Investors to convert their holdings of Preferred Stock; and the likelihood and implications of the GS Investors and/or the THL Investors taking more aggressive negotiating positions in connection with any negotiations that might commence at a time when the prevailing market price for the Common Stock was below the $2.50 conversion price provided for in the Series B Certificate of Designations. Following these discussions, the members of the Special Committee preliminarily concluded that it would be advisable to defer discussions with the GS Investors and the THL Investors with respect to a Potential Recapitalization until such time as the Federal Reserve had provided appropriate guidance to the GS Investors.

Later on September 21, 2010, the Special Committee held a meeting at which representatives of Company management and Jones Day were present. The primary purposes of the meeting were for the Special Committee to (1) receive management’s views regarding various factors affecting recapitalization alternatives potentially available to the Company, including management’s views regarding the optimal time to engage in discussions with the GS Investors and/or the THL Investors in connection with a Potential Recapitalization and (2) consider potential next steps with respect to the Special Committee’s consideration and exploration of potential alternatives in relation to the Company’s capital structure. Following discussion, the Special Committee concluded that it would be advisable to defer discussions with the GS Investors and/or the THL Investors with respect to a Potential Recapitalization until such time as the Federal Reserve had provided appropriate guidance to the GS Investors.

On the evening of September 21, 2010, following the meeting of the Special Committee earlier that day, Messrs. Turner and Dahir held informal discussions with Bradley Gross, a representative of the GS Investors, in which Mr. Gross communicated that the GS Investors would be amenable to discussing the terms of a possible conversion of the Series B-1 Preferred Stock held by them prior to their receipt of Federal Reserve guidance, notwithstanding the GS Investors’ unwillingness to commit to any such conversion prior to receiving such guidance. Consistent with the determinations of the Special Committee, Messrs. Turner and Dahir indicated to Mr. Gross that the Special Committee was not interested in commencing such discussions at that time.

On November 3, 2010, the Special Committee held a telephonic meeting at which representatives of Jones Day were present. Among other matters, the Special Committee discussed the status of Goldman’s discussions with the Federal Reserve. Based on the uncertain timing of the Federal Reserve review process and the reasons for seeking to enhance the Company’s capital structure, the Special Committee concluded at the meeting that the focus of its consideration, evaluation and negotiation of any recapitalization should be on pursuing a recapitalization of the Company that would eliminate the Preferred Stock from the Company’s capital structure. Although the Special Committee recognized that the Company’s capital structure issues and BHCA issues were to some extent linked (e.g., because a recapitalization that involved divestitures by the GS Investors of a portion of their investments in the Company might result in the Company no longer being deemed to be a controlled subsidiary of Goldman for purposes of the BHCA), the Special Committee concluded that addressing the Company’s capital structure issues would be appropriate even ~~though the BHCA issues might remain unresolved for some time~~in the absence of a determination at that time by the Federal Reserve as to the conditions under which Goldman would no longer be deemed to “control” the Company for BHCA purposes. The Special Committee members recognized, however, that: neither the GS Investors nor the THL Investors could be compelled to convert their Preferred Stock; any such conversion while the Notes are outstanding could require an accommodation from the GS Note Holders under the Notes’ indenture; the GS Note Holders appeared to be disinclined to divest any Notes unless such divestiture is necessary to resolve the BHCA issues; and that the GS Investors appeared to be disinclined to convert their Series B-1 Preferred Stock without guidance from the Federal Reserve and otherwise than as part of a comprehensive recapitalization of the Company that would eliminate all Preferred Stock from its capital structure. The Special Committee also recognized that both the timing and nature of any such recapitalization could be significantly affected by the timing and outcome of Goldman’s discussions with the Federal Reserve. The Special Committee was aware that an amendment to the Notes indenture and the consent of the GS Note Holders to any such amendment would likely be required in connection with a Proposed Recapitalization. However, the Special Committee determined that any amendment and the related consent did not present a conflict of interest between the Company and either the GS Investors or the THL Investors that required the Special Committee to evaluate, negotiate or recommend approval of the terms of the amendment or the consent because the GS Investors did not have a director designee on the Board of Directors (although the GS Investors did have the right to have non-voting observers present at meetings of the Board of Directors) and the THL Investors, whose voting power is based on the aggregate as-converted common stock ownership of the THL Investors and the GS Investors, would not receive any portion of any consent fee, did not own any of the Notes and did not otherwise have interests adverse to the Company with respect to such amendment or consent.

In connection with a meeting of the Board of Directors held on November 30, 2010, members of the Special Committee communicated to representatives of the THL Investors (apart from SPCP Group, LLC and its affiliates, which entered into the discussions on March 4, 2011) the desire of the Special Committee to proceed with discussions relating to a Potential Recapitalization without waiting further for Goldman to receive guidance from the Federal Reserve. The representatives of the THL Investors indicated that they would consult with the GS Investors to determine whether they might be willing to proceed on that basis and, if so, would coordinate the discussion with respect to a Potential Recapitalization.

During the first week of January 2011, Mr. Turner discussed with Messrs. Hagerty and Gross the status of the discussions among the THL Investors and the GS Investors with respect to a Potential Recapitalization.

On January 12, 2011, the Special Committee held a telephonic meeting at which representatives of Jones Day and JP Morgan were present. Mr. Turner reported to the other members of the Special Committee that he had recently engaged in conversations with Messrs. Hagerty and Gross relating to a Potential Recapitalization. Mr. Turner indicated that he had communicated to Messrs. Hagerty and Gross the Special Committee’s belief that it would be in the best interests of the Company to proceed with discussions relating to such a transaction. Mr. Turner also reported that Mr. Hagerty had subsequently communicated to him that the Investors would share their thoughts on a potential transaction with the Special Committee during the week of January 17, 2011. The Special Committee then discussed the process that it should undertake following the receipt of such information from the Investors.

On January 20, 2011, Mr. Turner received a telephone call from Mr. Hagerty in which Mr. Hagerty communicated the amount of additional consideration that the Investors would need to receive in order to consider converting their Preferred Stock and thereby forgo the rights to liquidation preferences and future dividends provided for in the Series B Certificate of Designations and the Series B-1 Certificate of Designations. Mr. Hagerty indicated that such amount of additional consideration would need to equal 2.5 years of accrued dividends on the Preferred Stock at a rate of 12.5% per annum (increasing to 15% per annum after March 25, 2013) and that the Investors might consider receiving two-thirds of such amount in cash and one-third in additional shares of Common Stock. Mr. Turner subsequently informed the other members of the Special Committee and the representatives of Jones Day and JP Morgan of his discussion with Mr. Hagerty.

On January 24 and 25, 2011, Mr. Turner received, and provided to the other members of the Special Committee and representatives of Jones Day and JP Morgan, various financial forecasts and financial analyses prepared by Company management relating to the Company’s future ability to pay cash dividends on the Preferred Stock at a rate of 10% per annum, rather than accrue dividends at a rate of 12.5% per annum (increasing to 15% per annum after March 25, 2013). On January 25, 2011, Mr. Turner and representatives of Jones Day and JP Morgan participated in a telephonic meeting to discuss the information Mr. Hagerty had communicated to Mr. Turner. The participants in the meeting discussed, among other matters, the financial terms of a Potential Recapitalization, the valuation implications of a Potential Recapitalization, and the capital structure implications of a Potential Recapitalization. Following such discussion, Mr. Turner instructed the representatives of JP Morgan to contact Mr. Hagerty to clarify the terms of a transaction that the Investors might find acceptable.

On January 27, 2011, ~~the Special Committee held a telephonic meeting at which~~Messrs. Turner and Dahir participated in a teleconference with representatives of Jones Day and JP Morgan ~~were present. At the meeting, the members of the Special Committee~~. In this teleconference Messrs. Turner and Dahir and the representatives of Jones Day and JP Morgan discussed the possible transaction that Mr. Hagerty had discussed with Mr. Turner on January 20, 2011. The representatives of JP Morgan reported that, based on the clarifications that they had obtained from Mr. Hagerty regarding a possible transaction, the Investors would consider accepting for converting all of their respective holdings of Preferred Stock additional consideration of approximately $420 million (with the Common Stock component determined using the $2.50 per share of Common Stock conversion price set forth in the Series B Certificate of Designations). The representatives of JP Morgan then discussed various valuation methodologies that JP Morgan could use to support arguments for less additional consideration. A discussion ensued with respect to, among other matters: the fiduciary duties of the members of the Special Committee; the benefits to the holders of Common Stock of eliminating the Preferred Stock from the Company’s capital structure; the pros and cons associated with the amount and the form of consideration that might be provided by the Company to the Investors in connection with a Potential Recapitalization, including degrees of leverage and amounts of dilution that might be associated therewith; the appropriate magnitude of additional consideration to be provided by the Company to the Investors; and potential strategies that might be employed to negotiate a Potential Recapitalization in a manner that would achieve the best available outcome for the holders of the Common Stock. Following the ~~meeting~~teleconference, after consultation with each of the members of the Special Committee, Mr. Turner instructed JP Morgan to communicate to Mr. Hagerty a Potential Recapitalization in which the Investors would receive additional consideration in the amount of $225 million, payable two-thirds in cash and one-third in additional shares of Common Stock (with the Common Stock component determined using the $2.50 per share of Common Stock conversion price set forth in the Series B Certificate of Designations).

On February 3, 2011, the Special Committee held a telephonic meeting at which representatives of Jones Day and JP Morgan were present. At the meeting, the representatives of JP Morgan reported to the Special Committee that Mr. Hagerty had reacted negatively to the Company’s terms for a Potential Recapitalization and indicated that the Investors would not convert their Preferred Stock on the terms that JP Morgan had communicated. The representatives of JP Morgan also indicated that Mr. Hagerty disagreed with certain of the assumptions JP Morgan had cited as a basis for the $225 million of additional consideration and indicated that based on internal analyses the $420 million of additional consideration previously discussed by Mr. Hagerty undervalued the Preferred Stock. The representatives of JP Morgan then made a presentation to the Special Committee that included various financial analyses that related to the Company’s future ability to pay cash dividends on the Preferred Stock and the rates at which dividends would accrue under various sets of assumptions. After receiving and discussing JP Morgan’s presentation and related matters, the Special Committee instructed JP Morgan to engage in further discussions with Mr. Hagerty and propose to Mr. Hagerty a Potential Recapitalization in which the Investors would receive additional consideration in the amount of $275 million (with the Common Stock component determined using the $2.50 per share of Common Stock conversion price set forth in the Series B Certificate of Designations).

On February 10, 2011, the Special Committee held a telephonic meeting at which representatives of Jones Day and JP Morgan were present. At the meeting, the Special Committee and representatives of Jones Day and JP Morgan discussed JP Morgan’s discussions with Mr. Hagerty with respect to the magnitude of the additional consideration that the Investors would receive in a Potential Recapitalization and strategies for continuing the discussions. The representatives of JP Morgan informed the Special Committee that they had communicated to Mr. Hagerty the Special Committee’s position that the Investors would receive additional consideration of $275 million in connection with a Potential Recapitalization and that Mr. Hagerty had responded that the additional consideration would need to be $375 million in order for the Investors to consider converting their Preferred Stock. The representatives of JP Morgan then provided the Special Committee an analysis of the effects of various hypothetical amounts of additional consideration on the amount of cash and number of shares of Common Stock that the Company would pay under various Potential Recapitalization scenarios, the financial leverage of the Company after giving effect to a hypothetical Potential Recapitalization under various Potential Recapitalization scenarios, and the manner in which the hypothetical costs of the additional consideration would be indirectly borne by the Investors, on the one hand, and the existing holders of Common Stock, on the other hand. The representatives of JP Morgan also advised the Special Committee with respect to potential negotiation tactics that the Special Committee could use in seeking agreement on a Potential Recapitalization. Following discussion, the Special

Committee concluded that it would be advantageous for the Special Committee to commence direct negotiations with Mr. Hagerty and authorized Mr. Turner to negotiate on the Special Committee’s behalf a Potential Recapitalization involving additional consideration not to exceed $325 million.

Following the February 10, 2011 Special Committee meeting, Mr. Turner engaged in further discussions with Mr. Hagerty concerning the terms of a Potential Recapitalization. These discussions resulted in a proposal by Mr. Turner that the amount of additional consideration be set at $325 million, subject to negotiation of satisfactory terms and documentation, and a response by Mr. Hagerty that the amount of additional consideration be set at $330 million in order for the Investors to consider converting their Preferred Stock (in each case, with the Common Stock component thereof determined using the $2.50 per share of Common Stock conversion price set forth in the Series B Certificate of Designations).

On February 16, 2011, preceding the regularly scheduled quarterly meeting of the Board of Directors, the Special Committee held a meeting at the offices of the Company at which representatives of Jones Day were present and representatives of JP Morgan participated telephonically. At the meeting, the Special Committee discussed the status of discussions with the Investors, additional financial analyses conducted by JP Morgan and next steps in the discussions with the Investors. Although the Special Committee decided not to make a formal determination at that time, it was the sense of the Special Committee that a Potential Recapitalization involving aggregate additional consideration to be provided by the Company to the Investors of between $325 million and $330 million (with the Common Stock component thereof determined using the $2.50 per share of Common Stock conversion price set forth in the Series B Certificate of Designations) would be fair to and in the best interests of the Company and the holders the Common Stock and would represent the best alternative available to the Company in relation to the Preferred Stock.

Thereafter, Mr. Turner informed Company management of the status of discussions between the Special Committee and the Investors. With Mr. Turner’s concurrence, Company management instructed its legal counsel, V&E, to prepare definitive documentation providing for a Potential Recapitalization, which V&E prepared with input from Jones Day on behalf of the Special Committee. On February 18, 2011, V&E provided an initial draft of the Recapitalization Agreement to the THL Investors and the GS Investors, and their respective legal counsel, Weil Gotshal & Manges LLP (“Weil”) and Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”). On March 3, 2011, Fried Frank provided to V&E a draft of the consent agreement and supplemental indenture that provided for the consent to the transactions contemplated by the Recapitalization Agreement by the GS Note Holders, as required under the Indenture (the “Consent Agreement”).

From February 18, 2011 through March 7, 2011, representatives of V&E, Jones Day, Weil, Fried Frank, the Company, the THL Investors (including as of March 4, 2011, SPCP Group, LLC and its affiliates) and the GS Investors engaged in a series of email exchanges and telephone conferences to discuss and negotiate the terms and conditions of the Recapitalization Agreement, including provisions relating to the ability of the Company to pay cash or accrue dividends at its election between signing the Recapitalization Agreement and consummating the Recapitalization and the payment by the Company of the Investors’ legal and other expenses in connection with the transaction. Throughout this period, the representatives of Jones Day kept Mr. Turner apprised of the status of the negotiations and obtained his direction with regard to various matters. During the course of preparing and negotiating the Recapitalization Agreement, it was determined that~~, in light of BHCA considerations, the GS Investors would receive~~ the Federal Reserve may be more likely to conclude that Goldman does not “control” the Company for BHCA purposes if the GS Investors were issued Series D Preferred Stock~~, a non-voting common stock equivalent, instead of~~ (rather than Common Stock~~, in connection with~~) for the non-cash portion of the additional consideration ~~payable to the GS Investors~~, which would provide the GS Investors with economic returns equivalent to Common Stock without providing them any voting power. During this period, representatives of V&E, Fried Frank, the Company and the GS Note Holders negotiated the terms and conditions of the Consent Agreement, including the amount of the related consent fee to be paid to the GS Note Holders.

Between March 4 and March 7, 2011, V&E and management distributed to the members of the Special Committee and the Board of Directors drafts of the Recapitalization Agreement and related documents. On March 7, 2011, Messrs. Turner and Hagerty reached agreement, subject to consideration and approval by the Special Committee, on additional consideration to be received by the Investors in connection with the Potential

Recapitalization in the amount of $327.5 million, payable two-thirds in cash and one-third in Common Stock (or, in the case of the GS Investors, Series D Preferred Stock, as a non-voting common stock equivalent) with the capital stock component thereof determined using the $2.50 per share of Common Stock conversion price set forth in the Series B Certificate of Designations (including in relation to the Common Stock underlying the Series D Preferred Stock).

Later on March 7, 2011, the Board of Directors held a telephonic meeting at which representatives of Jones Day, JP Morgan and V&E were present. As permitted under agreements entered into between the Company and the GS Investors in connection with the 2008 recapitalization, two representatives of Goldman Sachs were present as non-voting observers. At this meeting: Pamela Patsley, the Chief Executive Officer of the Company, reviewed with the members of the Board of Directors the benefits that the proposed Potential Recapitalization would provide to the holders of the Common Stock and the strategic and operational flexibility that the proposed Potential Recapitalization would afford the Company; representatives of V&E reviewed with the members of the Board of Directors their fiduciary duties with respect to their consideration of the proposed Potential Recapitalization, the standard of review under Delaware law to which the proposed Potential Recapitalization would be subject, and the material terms and conditions of a proposed Recapitalization Agreement providing for the proposed Potential Recapitalization; Jim Shields, the Chief Financial Officer of the Company, reviewed with the members of the Board of Directors the material terms of the financing transactions the Company proposed to consummate in connection with the proposed Potential Recapitalization, including terms relating to securing the requisite consent of the GS Note Holders under the indenture governing the Notes; and representatives of JP Morgan (1) provided a presentation to the Board of Directors in which they communicated JP Morgan’s views regarding the potential benefits to the Company and the holders of the Common Stock and certain other considerations associated with the proposed Potential Recapitalization and discussed various financial analyses previously provided to the Special Committee and (2) expressed the view that the Preferred Stock has an aggregate range of values between $1.8 billion and $2.5 billion, and stated that JP Morgan was prepared to confirm such view in a formal valuation letter addressed to the Special Committee (the “JPM Valuation Letter”) for the benefit of the Special Committee and the Board of Directors (which JP Morgan subsequently delivered later in the day).

The meeting of the Board of Directors was then recessed, and the Special Committee held a separate telephonic meeting of the Special Committee at which representatives of Jones Day were present. Based upon its activities and deliberations over the course of the preceding nine months, and the information and advice that it had received and considered, the Special Committee unanimously determined that the proposed Potential Recapitalization, on terms and conditions set forth in the Recapitalization Agreement (the “Recapitalization Transaction”), is fair to and in the best interests of the Company and its stockholders (specifically including the stockholders of the Company other than the THL Investors and the GS Investors), and to recommend to the Board of Directors that the Board of Directors approve the Recapitalization Transaction.

Thereafter, the meeting of the full Board of Directors was resumed. Following the receipt by the Board of Directors of the recommendation of the Special Committee, the Board of Directors, acting upon the recommendation of the Special Committee, unanimously determined that the Recapitalization Agreement and the related agreements and the transactions contemplated thereby were advisable and in the best interests of the Company and its stockholders, specifically including the stockholders of the Company other than the THL Investors and the GS Investors.

Following the conclusion of the meeting of the Board of Directors, members of Company management and representatives of V&E, Jones Day, Weil and Fried Frank finalized the Recapitalization Agreement and related transaction documents. Also that evening, JP Morgan executed and delivered the JPM valuation letter to the Special Committee. Finally, on March 7, 2011, the Company, the THL Investors and the GS Investors executed the Recapitalization Agreement, and the GS Note Holders, the Company and Worldwide executed the Consent Agreement.

On March 8, 2011, the Company issued a press release announcing that it had entered into the Recapitalization Agreement.

On May 4, 2011, the Board of Directors held a telephonic meeting to discuss the terms and conditions of the proposed Amendment (as defined and described below under “— The Recapitalization Agreement”). At such meeting, the Board of Directors, acting upon the recommendation of the Special Committee, determined by unanimous vote of the directors present, which included all of the independent and disinterested directors, that the Amendment was advisable and in the best interests of the Company and its stockholders, specifically including the stockholders of the Company other than the THL Investors and the GS Investors. Following the conclusion of the meeting, the Company, the THL Investors and the GS Investors executed the Amendment.

4. The disclosure in the third bullet under “Effects of the Recapitalization Transaction on the Company and the Common Stock” under the heading “Recommendations of the Special Committee” on page 16 of the Proxy Statement is revised as follows:

•	The expected facilitation of a resolution of the Company’s BHCA issues (although the GS Investors are not obligated under the Recapitalization Agreement to divest any of their investments in the Company, the GS Investors have advised the Company of, and publicly disclosed in a Schedule 13D amendment filed with the Securities and Exchange Commission on March 9, 2011, their current intention to seek to reduce, following the six-month anniversary of the Recapitalization Transaction, their beneficial ownership of the Common Stock underlying the Series D Preferred Stock to a level less than 24.9% of the Common Stock);

5. The disclosure under “Stockholder Vote” under the heading “Recommendations of the Special Committee” on page 18 of the Proxy Statement is revised as follows:

•	Stockholder Vote. The Special Committee considered that the consummation of certain of the transactions contemplated by the Recapitalization Agreement are conditioned upon ~~a majority of the outstanding shares of Common Stock (excluding any shares of Common Stock or Series B Preferred Stock held by any THL Investor or GS Investor) voting to approve the Recapitalization Transaction~~ the approval by the holders of outstanding shares of Common Stock under a voting standard structured to exclude any shares of Common Stock or Series B Preferred Stock held by any THL Investor or GS Investor, thereby giving the stockholders of the Company other than the THL Investors and the GS Investors the opportunity to accept or reject the transactions contemplated by the Recapitalization Agreement.

6. The disclosure in the first paragraph under “Valuation Letter of Financial Advisor to the Special Committee — Other Matters” on page 23 of the Proxy Statement is revised as follows:

The Special Committee selected JP Morgan to render the valuation letter in connection with the transactions contemplated by the Recapitalization Agreement based on considerations including JP Morgan’s reputation as an internationally recognized investment banking and advisory firm with substantial experience in certain similar transactions and JP Morgan’s familiarity with the Company and its businesses. Prior to being selected by the Special Committee, JP Morgan advised the members of the Special Committee that it is not its practice to provide fairness opinions in the context of transactions such as a potential recapitalization of the Company not involving a change in control of the Company. JP Morgan further advised the members of the Special Committee that JP Morgan would be prepared to provide a valuation letter and related analyses to assist the Special Committee in considering the value of the Preferred Stock in connection with any recapitalization transaction.

7. The disclosure in the second paragraph under “The Recapitalization Agreement” on page 25 of the Proxy Statement is revised as follows:

The Company and the Investors have made customary representations and warranties and covenants for a transaction of this kind in the Recapitalization Agreement. The Recapitalization Agreement also contains customary closing conditions for a transaction of this kind, including (i) the accuracy of all representations and performance of all covenants in all material respects, (ii) the absence of an order restraining or otherwise prohibiting the transactions contemplated by the Recapitalization Agreement, (iii) the absence of any pending litigation that could reasonably be expected to prevent the closing of the transactions contemplated by the Recapitalization Agreement or result in substantial damages, (iv) the receipt of all necessary governmental approvals and no modification or withdrawal of the Board of Directors’ recommendation of the Proposals, (v) the receipt of the requisite stockholder approvals for the Proposals, (vi) the approval for listing on the NYSE of the shares of Additional Stock (as defined below) and the shares of Common Stock issuable upon conversion of the shares of Additional Series D Preferred Stock (as defined below), subject to notice of issuance, (vii) the filing of a pre-effective amendment to the Company’s existing registration statement on Form S-3 to include the sale and resale of the shares of the Additional Common Stock, the shares of Common Stock issuable upon conversion of the shares of Additional Series D Preferred Stock and the Series D Preferred Stock, (viii) the Company’s receipt of financing in an amount and on terms reasonably acceptable to Thomas H. Lee Equity Fund VI, L.P. and the GS Investors in order to consummate the transactions contemplated by the Recapitalization Agreement, and (ix) the absence of a material adverse effect with respect to the Company. The closing conditions applicable to the Company can be waived by the Company only with the approval of the Special Committee. The closing conditions applicable to an Investor set forth above may be waived by Investors holding, in the aggregate, at least 97% of the shares of Series B Preferred Stock (provided, however, that with respect to the conditions set forth in clauses (ii), (v), (vi) and (vii) above, such percentage shall be 100% of the shares of the Series B Preferred Stock) and 100% of the Series B-1 Preferred Stock. In addition, the Company is obligated to pay the reasonable out-of-pocket expenses incurred by the Investors in connection with or arising out of the due diligence, negotiation, documentation and consummation of the recapitalization, including costs and expenses incurred in connection with any legal proceedings arising out of or relating to the transactions contemplated under the Recapitalization Agreement and fees and expenses associated with filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the transactions contemplated under the Recapitalization Agreement. The Company estimates that the expenses incurred by the Investors in connection with the negotiation, documentation and consummation of the recapitalization (excluding costs and expenses associated with legal proceedings, including the stockholder litigation described below under “Stockholder Litigation,” which are currently not known or quantifiable) will not exceed $1.2 million.

On May 4, 2011, the Company and the Investors entered into an amendment to the Recapitalization Agreement (the “Amendment”) to (i) modify the stockholder vote required for approval of Proposal One to require the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Preferred Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) rather than the majority of such shares present in person or by proxy at the Special Meeting and (ii) provide that the closing condition with respect to the receipt of the requisite stockholder approvals may not be waived or amended by the Company or any Investor.

8. The disclosure under “Refinancing of the Existing Senior Credit Facility and Entry into the Third Supplemental Indenture” on pages 25-26 of the Proxy Statement is revised as follows:

Refinancing of the Existing Senior Credit Facility and Entry into the Third Supplemental Indenture

Worldwide is seeking additional senior secured financing, the proceeds of which will be used in part to fund the cash payments to the Investors under the Recapitalization Agreement. In order to secure such additional senior secured financing and to cause the consummation of the recapitalization under the Recapitalization Agreement to be permitted under its financing documents, (a) Worldwide has entered into an Engagement Letter (the “Engagement Letter”) dated as of April 4, 2011 with Bank of America, N.A. (the “Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“MLPFS”) and certain other lenders and financial institutions party thereto (collectively, the “Engagement Parties”), pursuant to which (i) certain of the Engagement Parties made several, but not joint, commitments to provide a five-year revolving credit facility in an aggregate amount of $150.0 million to Worldwide (the “Revolving Credit Facility”) and (ii) MLPFS agreed to use its best efforts to arrange a six and one-half year $390.0 million senior secured term loan facility for Worldwide (the “Term Credit Facility” and, collectively with the Revolving Credit Facility, the “New Senior Credit Facility”), to be used, to refinance the remaining outstanding portion of the Existing Senior Credit Facility and to fund the cash payments under the Recapitalization Agreement, and (b) Worldwide, the guarantors party to the Indenture and the Trustee will enter into that certain Third Supplemental Indenture (the “Third Supplemental Indenture”) prior to the closing under the Recapitalization Agreement pursuant to which, among other things, changes will be made to the Indenture as are necessary to permit the New Senior Credit Facility and the cash payments to be made under the Recapitalization Agreement and to give the Company additional flexibility under certain of the covenants of the Indenture subject to the closing of the Recapitalization. Under the Third Supplemental Indenture, a $5,000,000 fee negotiated by the

Company and the GS Note Holders will be paid to the GS Note Holders in consideration for their consent to enter into the Third Supplemental Indenture and consent to permit the recapitalization.

The Revolving Credit Facility and the Term Credit Facility will each permit both base rate borrowings and LIBOR borrowings, in each case plus a spread above the base rate or LIBOR rate, as applicable. With respect to the Revolving Credit Facility, the spread for base rate borrowings is proposed in the Engagement Letter (including the Summary of Terms and Conditions attached thereto) to be either 2.00% or 2.25% per annum and the spread for LIBOR borrowings is proposed to be either 3.00% or 3.25% per annum (in each case depending on the Company’s consolidated leverage ratio at such time). With respect to the Term Credit Facility, the spread for base rate borrowings is proposed to be 2.50% per annum and the spread for LIBOR borrowings is proposed to be 3.50%. It is proposed in the Engagement Letter that the LIBOR rate for the Term Credit Facility will at all times be deemed to be not less than 1.25%. The Engagement Letter is structured as a “best efforts” syndication and, as a result, the terms and conditions of the New Senior Credit Facility proposed in the Engagement Letter (including, without limitation, terms relating to pricing and maturity dates) remain subject to further adjustment as part of the syndication process.

J.P. Morgan Securities LLC is an Engagement Party and a co-arranger of the New Senior Credit Facility. As such, JP Morgan Securities LLC will be entitled to share in a customary and negotiated arrangers’ fee to be paid by Worldwide and allocated equally among the five co-arrangers of the New Senior Credit Facility. J.P. Morgan Securities LLC also separately issued the JPM Valuation Letter described above in its capacity as a financial advisor to the Special Committee. J.P. Morgan Securities LLC is an affiliate of JPMorgan Chase Bank, N.A., one of the lenders under the Revolving Credit Facility included in the New Senior Credit Facility. JPMorgan Chase Bank, N.A. will receive its proportional share of a customary and negotiated upfront fee to be paid by Worldwide to all lenders under the Revolving Credit Facility in consideration for their participation.

On March 7, 2011, the GS Note Holders, the Company and Worldwide entered into a consent agreement that sets forth the amendments to be made to the Indenture pursuant to the Third Supplemental Indenture and acknowledges the Recapitalization Agreement. The closing under the Recapitalization Agreement is conditioned on the closing of the New Senior Credit Facility or other financing reasonably satisfactory to the Company and the Investors.

9. The following disclosure is added to the Proxy Statement:

Stockholder Litigation

On April 15, 2011, a complaint was filed in the Court of Chancery of the State of Delaware by Willie R. Pittman purporting to be a class action complaint on behalf of all stockholders and a shareholder derivative complaint against the Company, Thomas H. Lee Partners, L.P. (“THL”), the Goldman Sachs Group, Inc. (“Goldman Sachs”) and each of the Company’s directors. Ms. Pittman alleges in her complaint that she is a stockholder of the Company and asserts, among other things, (i) breach of fiduciary duty and disclosure claims against the Company’s directors, THL and Goldman Sachs, (ii) breach of the Company’s certificate of incorporation claims against the Company, THL and Goldman Sachs, and (iii) claims for aiding and abetting breach of fiduciary duties against Goldman Sachs. Ms. Pittman purports to sue on her own behalf and on behalf of the Company and its stockholders. Ms. Pittman seeks to, among other things, enjoin or rescind the proposed recapitalization of the Company. On April 29, 2011, the plaintiff filed an amended complaint to add two additional plaintiffs. The Company intends to defend the lawsuit vigorously, including opposing the request to enjoin the recapitalization. Pursuant to the Recapitalization Agreement, the Company is obligated to pay the reasonable costs and expenses incurred by the Investors in connection with this litigation, although such costs and expenses are not currently known or quantifiable.

This Supplement, the Proxy Statement and the documents incorporated by reference therein may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operation, plans, objectives, future performance and business of MoneyGram International, Inc. and its subsidiaries. Statements preceded by, followed by or that include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “believes” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please read the information on page 41 of the Proxy Statement under the heading “Cautionary Statements Regarding Forward-Looking Statements.”

If you would like additional copies of this Supplement, the Proxy Statement or any of the documents incorporated by reference therein, without charge, or if you have questions about the Proposals, including the procedures for voting your shares, you should contact: Georgeson, 199 Water Street, 26th Floor, New York, New York 10038-3560. Georgeson’s toll free telephone number is (866) 767-8989, or you may call collect at (212) 440-9800.

By Order of the Board of Directors

Timothy C. Everett
Executive Vice President, General Counsel and
Corporate Secretary

Dallas, Texas
May 5, 2011

Appendix A

AMENDMENT NO. 1
TO
RECAPITALIZATION AGREEMENT

This Amendment No. 1 to Recapitalization Agreement (this “Amendment”), dated as of May 4, 2011, by and among MoneyGram International, Inc., a Delaware corporation (the “Company”), the investors listed under the heading “THL Investors” on the signature pages hereto (the “THL Investors”) and the investors listed under the heading “GS Investors” on the signature pages hereto (the “GS Investors” and, together with the THL Investors, the “Investors”). The Company and the Investors are sometimes referred to herein collectively as the “Parties.”

WITNESSETH:

WHEREAS, on March 7, 2011 the Parties entered into a Recapitalization Agreement (the “Original Agreement”); and

WHEREAS, the Parties desire to amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

1. Definitions.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Agreement.

2. Amendments.

(a) Section 4.1(e)(ii) of the Original Agreement is hereby amended in its entirety to read as follows:

“(ii) the Recapitalization shall have been approved by the affirmative vote of a majority of the outstanding shares of Common Stock (not including the Series B Stock or any other stock of the Company held by any Investor or any executive officer or director of the Company) (such approvals, collectively, the “Stockholder Approval”).”

(b) The first sentence of Section 4.1 of the Original Agreement is hereby amended in its entirety to read as follows:

“The respective obligations of each of the Investors to consummate the Recapitalization are subject to the satisfaction (or waiver by Investors holding, in the aggregate, at least 97% of the shares of Series B Preferred Stock (provided, however, that with respect to the conditions in the first sentence of Section 4.1(c) and Section 4.1(f), such percentage shall be 100% of the shares of Series B Preferred Stock) and 100% of the Series B-1 Preferred Stock) of the following conditions at or prior to the Closing; provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in Section 4.1(e) may not be waived by the Investors acting individually or as a group:”

(c) The following proviso is hereby added to the end of the first sentence of Section 4.2 of the Original Agreement:

“; provided, however, that notwithstanding anything in this Agreement to the contrary, the condition set forth in Section 4.2(e) may not be waived by the Company.”

(d) The following proviso is hereby added to the end of Section 6.4:

“; provided, however, that this Agreement may not be amended by either the Company or the Investors in such a manner as to permit the waiver of the conditions set forth in Sections 4.1(e) and 4.2(e).”

3. No Other Amendments.  Except as amended hereby, the Original Agreement remains in full force and effect.

4. Counterparts and Facsimile.  For the convenience of the Parties, this Amendment may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Amendment may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

5. Governing Law; Jurisdiction. This Amendment and any other document or instrument delivered pursuant hereto, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution, termination, performance or nonperformance of this Amendment (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Amendment or as an inducement to enter into this Amendment), will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State, without regard to its conflicts of law principles. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Delaware Chancery Court for any actions, suits or proceedings arising out of or relating to this Amendment and the transactions contemplated hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first above written.

COMPANY:

MONEYGRAM INTERNATIONAL, INC.

By:	/s/ James E. Shields
Name: James E. Shields

Title:	Executive Vice President and Chief Financial Officer

[signature page to Amendment No. 1 to the Recapitalization Agreement]

THL INVESTORS:

THOMAS H. LEE EQUITY FUND VI, L.P.

By:	THL EQUITY ADVISORS VI, LLC,
its general partner

By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

THOMAS H. LEE PARALLEL FUND VI, L.P.

By:	THL EQUITY ADVISORS VI, LLC
its general partner

By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

THOMAS H. LEE PARALLEL (DT) FUND VI, L.P.

By:	THL EQUITY ADVISORS VI, LLC
its general partner

By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

[signature page to Amendment No. 1 to the Recapitalization Agreement]

GREAT WEST INVESTORS L.P.

By:	THOMAS H. LEE ADVISORS, LLC
its attorney-in-fact

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’
SECURITIES COMPANY III LLC

By:	PUTNAM INVESTMENTS HOLDINGS LLC
its managing member

By:	PUTNAM INVESTMENTS, LLC
its managing member

By:	THOMAS H. LEE ADVISORS, LLC
its attorney-in-fact

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

THL COINVESTMENT PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P.
its general partner

By:	THOMAS H. LEE ADVISORS, LLC
its general partner

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

[signature page to Amendment No. 1 to the Recapitalization Agreement]

THL OPERATING PARTNERS, L.P.

By:	THOMAS H. LEE PARTNERS, L.P.
its general partner

By:	THOMAS H. LEE ADVISORS, LLC
its general partner

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

THL EQUITY FUND VI INVESTORS (MONEYGRAM), LLC

By:	THL EQUITY ADVISORS VI, LLC,
its general partner

By:	THOMAS H. LEE PARTNERS, L.P.,
its sole member

By:	THOMAS H. LEE ADVISORS, LLC,
its general partner

By:	/s/ Thomas M. Hagerty

Name:	Thomas M. Hagerty

Title:	Managing Director

[signature page to Amendment No. 1 to the Recapitalization Agreement]

SPCP GROUP, LLC

By:	Silver Point Capital, L.P.
Its Investment Manager

By:	/s/ Frederick H. Fogel
Name: Frederick H. Fogel

Title:	Authorized Signatory

[signature page to Amendment No. 1 to the Recapitalization Agreement]

GS INVESTORS:

THE GOLDMAN SACHS GROUP, INC.

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Attorney-in-Fact

GS CAPITAL PARTNERS VI FUND, L.P.

By:	GSCP VI Advisors, L.L.C.,
its General Partner

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Vice President

GS CAPITAL PARTNERS VI OFFSHORE
FUND, L.P.

By:	GSCP VI Offshore Advisors, L.L.C.,
its General Partner

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Vice President

GS CAPITAL PARTNERS VI GmbH & Co. KG

By:	GS Advisors VI, L.L.C., its Managing Limited Partner

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Vice President

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS Advisors VI, L.L.C., its General Partner

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Vice President

[signature page to Amendment No. 1 to the Recapitalization Agreement]

GSMP V ONSHORE US, LTD.

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Vice President

GSMP V OFFSHORE US, LTD.

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Vice President

GSMP V INSTITUTIONAL US, LTD.

By:	/s/ John E. Bowman
Name: John E. Bowman

Title:	Vice President

[signature page to Amendment No. 1 to the Recapitalization Agreement]